Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                  July 17, 2001

We hereby consent to the use in this Form 10-K of our report dated June 14, 2000 (except Note O, which is July 13, 2000, Note E, which is July 19, 2000, and Note 13, which is July 5, 2001) relating to the audits of the consolidated financial statements of Cox Technologies, Inc., and to the references to our firm under the captions "Selected Financial Data" and "Experts" as of April 30, 2000 and for the years ended April 30, 2000 and 1999 (File No. 333-52738).



                                             /s/ Bedinger & Company

                                             Bedinger & Company
                                             Certified Public Accountants
                                             Walnut Creek, California